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                                                                      Exhibit 23
                                                                      Form 11-K




                        CONSENT OF INDEPENDENT ACCOUNTANT




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan of our report dated June 14, 2002, with respect to the financial statements and schedule of Citizens Banking Corporation included in the annual report (Form 11-K) for the year ended December 31, 2001.


/s/ Ernst & Young

Detroit, Michigan
June 25, 2002




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